UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2018
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 12, 2018, NanoString Technologies, Inc. (the “Company”) and certain of the Company’s subsidiaries entered into an Amended and Restated Term Loan Agreement (the “Loan Agreement”) with CRG Partners III L.P., CRG Partners III-Parallel Fund “A” L.P., CRG Partners III Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) LEV AIV L.P. and CRG Partners III (Cayman) UNLEV AIV I L.P. (each a “Lender” and collectively, the “Lenders”), and CRG Servicing LLC, as administrative agent and collateral agent for the Lenders (the “Agent”), pursuant to which the Lenders agreed to extend term loans to the Company in an aggregate principal amount of up to $100.0 million, excluding any additional borrowings attributable to the Company’s exercise of its option to defer payment of a portion of the interest that would accrue on the borrowings under the Loan Agreement (such additional borrowings are referred to as the “PIK Loans”).
Borrowings under the Loan Agreement will consist of up to three separate term loans. The initial term loan (the “Initial Term Loan”) will be made available on the date of the Loan Agreement and will be in the principal amount of $60.0 million, with a maturity date of September 30, 2024 (the “Maturity Date”). A second term loan in the principal amount of up to $20.0 million will be available at any time on or prior to June 30, 2019, at the Company’s election (the “Second Term Loan”). On or prior to March 30, 2020, the Company may borrow one additional term loan (the “Third Term Loan” and together with the Initial Term Loan and the Second Term Loan, collectively the “Term Loans”) in the principal amount of up to $20.0 million, at the Company’s election, subject to the satisfaction of certain borrowing conditions, including the Company achieving, on or before December 31, 2019, a revenue milestone during the 12-month period prior to such measurement date. On the dates that each of the Term Loans is incurred, the Company will pay to the Lenders a fee equal to 0.50% of the principal amount of such Term Loan.
The Term Loans shall accrue interest at a fixed rate of 10.50% per year, payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a “Payment Date”), with the first interest payment on the Initial Term Loan due December 31, 2018. No principal payments will be due during an interest-only period, commencing on the initial borrowing date and continuing through September 30, 2024. The Company is obligated to repay the Lenders the outstanding principal amounts under the Term Loans on the Maturity Date. For any quarterly interest payment through September 30, 2024, the Company may elect to pay interest in cash on the outstanding principal amounts under the Term Loans at a fixed rate of 7.50% per year, with the remaining 3.00% of the 10.50% interest compounded and added to the aggregate principal amounts of the Term Loans as PIK Loans.
The Company may prepay the outstanding principal amount of the Term Loans at any time in whole or in part, plus accrued and unpaid interest and a prepayment premium. The prepayment premium will be assessed on the aggregate principal amount repaid and will equal (i) 4.00%, if the prepayment is made on or prior to the fourth Payment Date and (ii) 3.00%, if the prepayment is made after the fourth Payment Date and on or prior to the eighth Payment Date. After the eighth Payment Date there is no prepayment premium. In case of an optional partial prepayment or mandatory prepayment of the Term Loans, a backend facility fee of 2% of the aggregate principal amount of the Term Loans prepaid is payable.
On the Maturity Date or on the date the Term Loans become due and payable for any other reason (other than an optional or mandatory prepayment), a back-end facility fee of 2% of the aggregate principal amount of the maximum amount of the Term Loans (including PIK Loans) advanced or deemed advanced under the Loan Agreement is payable. The Loan Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s ability to incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, engage in any new line of business, pay dividends or make distributions, or repurchase stock, in each case subject to customary exceptions for a term loan facility of this size and type. The Loan Agreement also includes financial covenants requiring the Company to maintain liquidity (as defined in the Loan Agreement) that exceeds the greater of $2.0 million and any minimum cash balances the Company is required to maintain pursuant to its priority debt arrangements with other lenders permitted under the terms of the Loan Agreement. The Company must also satisfy certain minimum annual revenue requirements. As security for its obligations under the Loan Agreement, the Company granted the Lenders a lien on substantially all of its assets.
In connection with the Loan Agreement, the Company will issue warrants to the Lenders on each applicable draw date of the Term Loans. The number of shares underlying the warrants will be equal to (1) the number of outstanding shares of Company common stock (calculated on a fully-diluted basis, assuming conversion of any convertible securities and exercise of any warrants and other options to acquire common or convertible stock) on the applicable draw date (inclusive of the shares underlying the warrant issuable on such date) multiplied by (2)(a) in the case of the draw date of the Initial Term Loan, 0.9% (the “Initial Term Loan Warrants”), (b) in the case of the draw date for the Second Term Loan, 0.3% and (c) in the case of the draw date for the Third Term Loan, 0.3%; provided, however, that in no event will the aggregate number of shares of Company common stock issuable pursuant to the warrants issued on the three draw dates, exceed 19.99% of the Company’s common stock outstanding immediately prior to the issuance of the Initial Term Loan Warrants. The exercise price of the warrants is equal to (1) 1.25 multiplied by (2) the fair market value of a share of the Company’s common stock (calculated as the average of the closing price of a share of Company common stock reported for the 30 consecutive trading days ending on the date immediately before the applicable draw date). Each warrant will be immediately exercisable once issued and will expire on the seventh anniversary of the issuance date. On October 12, 2018, the Initial Term Loan Warrants were issued to the Lenders for an aggregate of 341,578 shares with an exercise price per share of $21.12.
The proceeds of the Initial Term Loan borrowed under the Loan Agreement will be used to repay the outstanding balance under the Company’s existing Term Loan Agreement, dated as of April 1, 2014, as amended prior to the date hereof, by and among the Company, the Agent, the subsidiary guarantors from time to time party thereto and the lenders from time to time party thereto, including a related end-of-term payment and make-whole premium. After such repayment and payment of fees and expenses related to the Loan Agreement, the net proceeds to the Company are expected to be approximately $8.0 million which will be used for working capital and general corporate purposes.
The foregoing description of the Loan Agreement and the warrants are only a summary of their material terms, do not purport to be complete and are qualified in their entirety by reference to the Loan Agreement and the Initial Term Loan Warrants. Copies of the Loan Agreement and the Initial Term Loan Warrants will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. A copy of the press release announcing the Loan Agreement is furnished hereto as Exhibit 99.1.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 and Item 2.03 above regarding the warrants is incorporated by reference into this Item 3.02. The issuance of the Initial Term Loan Warrants was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.
On September 17, 2018, September 24, 2018 and October 4, 2018, the Company issued an aggregate of 112,437 shares of its common stock (the “Warrant Net Exercise Shares”) to warrant holders upon the exercise of outstanding warrants to purchase an aggregate of 233,430 shares of its common stock pursuant to a net exercise mechanism under the warrants. Each warrant had an exercise price of $8.448 per share. The issuances of the Warrant Net Exercise Shares were exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof as an exchange with an existing security holder where no commission or other remuneration is paid or given for soliciting such exchange.
On October 10, 2018, the Company issued an aggregate of 437 shares of its common stock (the “Warrant Cash Exercise Shares”) to a warrant holder for aggregate exercise proceeds of approximately $3,692, upon the cash exercise of an outstanding warrant to purchase an aggregate of 437 shares of its common stock. The warrant had an exercise price of $8.448 per share. The issuance of the Warrant Cash Exercise Shares was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 15, 2018.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	October 15, 2018	By:	/s/ Thomas Bailey
Thomas Bailey
Chief Financial Officer